AMENDED AND RESTATED

SCHEDULE A

to the

Investment Advisory Agreement

(as of December 23, 2020)

BMO Funds

Portfolio	Effective Date	Initial Term*

BMO Low Volatility Equity Fund	September 27, 2012	August 31, 2013

BMO Large-Cap Value Fund	October 6, 2011	August 31, 2012

BMO Dividend Income Fund	December 29, 2011	August 31, 2012

BMO Large-Cap Growth Fund	October 6, 2011	August 31, 2012

BMO Mid-Cap Value Fund	October 6, 2011	August 31, 2012

BMO Mid-Cap Growth Fund	October 6, 2011	August 31, 2012

BMO Small-Cap Value Fund	October 6, 2011	August 31, 2012

BMO Small-Cap Growth Fund	October 6, 2011	August 31, 2012

BMO Pyrford International Stock Fund	December 29, 2011	August 31, 2012

BMO LGM Emerging Markets Equity Fund	October 6, 2011	August 31, 2012

BMO Ultra Short Tax-Free Fund	October 6, 2011	August 31, 2012

BMO Short Tax-Free Fund	September 27, 2012	August 31, 2013

BMO Short-Term Income Fund	October 6, 2011	August 31, 2012

BMO Intermediate Tax-Free Fund	October 6, 2011	August 31, 2012

BMO Strategic Income Fund	October 6, 2011	August 31, 2012

BMO Corporate Income Fund	October 6, 2011	August 31, 2012

BMO Core Plus Bond Fund	October 6, 2011	August 31, 2012

BMO Government Money Market Fund	October 6, 2011	August 31, 2012

BMO Tax-Free Money Market Fund	October 6, 2011	August 31, 2012

BMO Prime Money Market Fund	October 6, 2011	August 31, 2012

BMO Global Low Volatility Equity Fund	September 30, 2013	August 31, 2015

BMO Conservative Allocation Fund	May 30, 2014	August 31, 2015

BMO Moderate Allocation Fund	May 30, 2014	August 31, 2015

BMO Balanced Allocation Fund	May 30, 2014	August 31, 2015

BMO Growth Allocation Fund	May 30, 2014	August 31, 2015

BMO Aggressive Allocation Fund	May 30, 2014	August 31, 2015

BMO Disciplined International Equity Fund	August 26, 2015	August 26, 2017

* After the Initial Term, the Agreement may continue in effect for successive periods of one year as provided in Section 10 of the Agreement.

AMENDED AND RESTATED

SCHEDULE B

to the

Investment Advisory Agreement

For all services rendered by the Adviser pursuant to the Agreement, each Portfolio of the Fund shall pay to the Adviser and the Adviser agrees to accept as full compensation for all services rendered, an annual investment advisory fee calculated by applying the applicable annual rate to the average daily net assets of the Portfolio as set forth below.

	Annual Investment Advisory Fee as a Percentage of Each Portfolio’s Aggregate Daily Net Assets
Portfolio	on the first $500 million	on the next $200 million	on the next $100 million	in excess of $800 million
BMO Low Volatility Equity Fund	0.40%	0.39%	0.35%	0.30%
BMO Dividend Income Fund	0.50%	0.49%	0.45%	0.40%
BMO Mid-Cap Value Fund	0.685%	0.67%	0.57%	0.51%
BMO Mid-Cap Growth Fund	0.685%	0.67%	0.57%	0.51%
BMO Small-Cap Value Fund	0.685%	0.68%	0.62%	0.61%
BMO Small-Cap Growth Fund	0.685%	0.68%	0.62%	0.61%
BMO Pyrford International Stock Fund	0.735%	0.72%	0.62%	0.56%
BMO LGM Emerging Markets Equity Fund	0.90%	0.89%	0.85%	0.80%
BMO Global Low Volatility Equity Fund	0.50%	0.49%	0.45%	0.40%

	Annual Investment Advisory Fee as a Percentage of Each Portfolio’s Aggregate Daily Net Assets
Portfolio	on the first $100 million	on the next $150 million	on the next $250 million	in excess of $500 million
BMO Ultra Short Tax-Free Fund	0.20%	0.19%	0.17%	0.10%
BMO Short Tax-Free Fund	0.20%	0.19%	0.17%	0.15%
BMO Short-Term Income Fund	0.20%	0.19%	0.17%	0.10%
BMO Intermediate Tax-Free Fund	0.25%	0.16%	0.12%	0.10%
BMO Strategic Income Fund	0.25%	0.20%	0.20%	0.20%
BMO Corporate Income Fund	0.20%	0.19%	0.15%	0.10%
BMO Core Plus Bond Fund	0.25%	0.16%	0.12%	0.10%

	Annual Investment Advisory Fee as a Percentage of Each Portfolio’s Aggregate Daily Net Assets
Portfolio	on the first $1 billion	on the next $1 billion	in excess of $2 billion
BMO Large-Cap Value Fund	0.35%	0.325%	0.30%
BMO Large-Cap Growth Fund	0.35%	0.325%	0.30%
BMO Disciplined International Equity Fund	0.60%	0.575%	0.55%

	Annual Investment Advisory Fee as a Percentage of Each Portfolio’s Aggregate Daily Net Assets
Portfolio	on the first $2 billion	on the next $2 billion	on the next $2 billion	on the next $2 billion	in excess of $8 billion
BMO Government Money Market Fund	0.200%	0.185%	0.170%	0.155%	0.140%
BMO Tax-Free Money Market Fund	0.200%	0.185%	0.170%	0.155%	0.140%
BMO Prime Money Market Fund	0.150%	0.135%	0.120%	0.105%	0.090%

The investment advisory fee shall accrue daily at the rate of 1/365th of the applicable annual rate applied to the daily net assets of the Portfolio. The investment advisory fee so accrued shall be paid to the Adviser monthly.

No investment advisory fee shall be payable to the Adviser with respect to the following portfolios of the Fund:

Portfolio
BMO Conservative Allocation Fund
BMO Moderate Allocation Fund
BMO Balanced Allocation Fund
BMO Growth Allocation Fund
BMO Aggressive Allocation Fund

Effective this 23rd day of December, 2020.

BMO Funds, Inc.		BMO Asset Management Corp.

By:	/s/John M. Blaser	By:	/s/Steve Arquilla
Name:	John M. Blaser	Name:	Steve Arquilla
Title:	President	Title:	Head, U.S. Global Asset Management Governance
and BMO Institutional Trust Services

BMO Asset Management Corp.

		By:	/s/Pete Papageorgakis
		Name:	Pete Papageorgakis
		Title:	Head of Product